EXHIBIT 10.1
                       ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT (the "Agreement") is made as this 17th day of November, 1999, (the "Closing Date") by and among Elite
Logistics, Inc. (formerly "Summit Silver, Inc."), an Idaho corporation(hereinafter referred to as "SSI"); Elite Logistics
Services, Inc., a Texas corporation (hereinafter referred to as "ELSI"); and individuals, corporations, or other entities listed herein In paragraph (1) below (hereinafter collectively referred to as the "Stockholders"), who are the sole shareholders of ELSI;


                            BACKGROUND:

A. The Stockholder own or will own as of the Closing Date (as defined below), all of the issued and outstanding stock of ELSI (the "ELSI Stock"), which they desires to exchange pursuant to the terms, conditions mid covenants of this Agreement, for shares of voting Common Stock of SSI, $0.01 par value, and for shares of Preferred Stock of SSI, $100,00 par value (collectively, the "SSI Stock") as hereinafter provided; and,

B. SSI desires to acquire all of the ELSI Stock from the Stockholders, solely in exchange for shares of SSI Stock, as hereinafter provided; and,

C. The shareholders of SSI have recently approved a I for 6 reverse split of the issued and outstanding common shares of SSI. The reverse split is designated to be effective on or about November 24, 1999: (the"Reverse Split Effective Date").

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.   THE EXCHANGE OF SHARES.

     1.1 Common Shares: On or about the Reverse Split Effective Date, the Stockholders agree to deliver or cause to be delivered to SSI all of the issued and outstanding shares of ELSI Stock (the "ELSI Exchange Shares"). In exchange for the ELSI Exchange Shares, SSI shall have issued and caused to be delivered to the Stockholders 10,400,000 shares of common stock of 351 Stock (the "SSI Exchange Shares") as follows,

     Joseph D. Smith                               1,104,400
     Diana M. Smith                                4,016,000
     Hanh Nguyen                                   3,112,400
     Thien Nguyen                                  1,104,400
     Michael McKinley                                200,800
     Richard L. Hansen                               502,000
     Kokopelli Developments, L.L.C.                   80,000
     Vernor Investments, L.P.                         80,000
     Thomas Dunn                                      40,000
     Ralf Caly                                        40,000
     Stephen A, Koinis                                40,000
     Steven G. Eifert                                 40,000
     Arrow Manufacturing, Inc.                        40,000

     TOTAL                                        10,400,000

     1.2 Preferred Shares: ELSI also has a class of redeemable Preferred Shares of which there are 2,445 shares issued and outstanding. These shares are to be exchanged for the same class of Preferred Shares of SSI at a same time as common stock are issued, at the same exchange rate and some terms as the existing ELSI preferred stock.

     1.3 Warrants: ELSI has issued warrants ("ELSI Warrants") to purchase 1,215,555 shares of ELSI common stock. Upon the Reverse Split Effective Date, such warrants shall be exchanged for warrants to purchase 1,215,555 shares of SSI common stock at the same exercise price, and exercisable within the same time period, and bearing the same rights and covenants as the ELSI Warrants.

DELIVERY OF COMMON SHARES.

     2.1 Delivery of Temporary Certificates, On the Closing Date of November 17, 1999, SSI shall deliver Temporary SSI Exchange shares to the Stockholders, by delivering on such date to Federal Express (or other overnight courier) for delivery to the ELSI office in Freeport, Texas. Such temporary certificates shall be distributed to the Stockholders and shall be non-voting and non-transferable, and represent only a right to receive a security at a future date, and way be exchanged only by the Stockholder designated on the face thereon, for Permanent SSI Exchange Shares sometime on or after the Reverse Split Effective Date.

     2.2 Delivery of ELSI Exchange Shares. On or about the Closing Date. the Stockholders shall deliver to the President of ELSI at the offices in Freeport, Texas certificates representing their shares of ELSI. Such shares shall be held by the President until Permanent Certificates of SSI have been delivered on or about the Reverse Split Effective Date.

     2.3 Final Delivery and Exchange. On or about the Reverse Split Effective Date and after Permanent Certificates of SSI Exchange Shares have been delivered to the President of ELSI, the President shall cause such Permanent Certificates to be exchanged and delivered to the Stockholders. The President shall collect all Temporary Certificates and forward these along with the ELSI Exchange Shares to the designated Transfer Agent of SSI for safekeeping.

     2.4 Restricted Nature of Shares. As provided in section 14 of this Agreement, the parties agree that the SSI Exchange Shares will be issued in reliance on Section 4(2) of the Securities Act of 1933 (the "Act") and will be "restricted securities," as that term is defined in Reg. 144 of the Act.

3.   ENDORSEMENT OF ELSI SHARES.

     The Stockholders shall deliver the certificates representing the ELSI Exchange Sham, duly endorsed in blank by the Stockholders or accompanied by blank stock powers, with signatures Medallion Guaranteed by a national bank, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and canceled. The Stockholders agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such ELSI Exchange Shares or with respect to the stock powers accompanying any ELSI Exchange Shares.

4.   CLOSING.

     The exchange and delivery of Temporary Certificates referred to in
Section 2 hereof (hereinbefore and hereinafter referred to as the "Closing") shall take place on the 17th day of November, 1999, which date has boon and shall be referred to as the "Closing Date." Time is of the essence. The effective date for accounting/tax purposes shall be November 17, 1999.

5.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND ELSI

     The Stockholders and ELSI represent and warrant that all of the following representations and warranties shall, except as otherwise disclosed herein, be true at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing for a period of two (2) years from the Closing Date (which date is hereinafter called the "Expiration Date").

     5.1 Due Organization. ELSI is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect oil the business of ELSI taken as a whole. Copies of the Articles of Incorporation, Bylaws, each as amended, stock records and minute books of ELSI as heretofore made available to SSI, are correct and complete.

     5.2 Authorization. The Stockholders and ELSI have full legal right, power and authority to enter into this Agreement, and the exchange of ELSI Exchange Shares for SSI Exchange Shares, pursuant to the provisions of this Agreement will transfer valid title in the ELSI Exchange Shares to SSI, free and clear of all liens, encumbrances and claims of every kind.

     5.3 Capital Stock of ELSI. The authorized capital stock of ELSI consists of 20,000,000 shares of voting common stock, $0.01 par value, of which 10,400,000 shares are issued and outstanding, and 2,000,000 shares of preferred stock of par value $100.00, of which 2,445 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of ELSI are owned by the Stockholders, and are free Find clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of ELS) Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and further such shares were offered, issued, sold and delivered by ELSI in compliance with all applicable state and federal laws concerning the issuance of securities.

     5.4 Transactions in Capital Stock. No option, warrant, call, conversion right or commitment of any kind exists which obligates ELSI to issue any of its authorized but unissued capital stock, except the Forte Group, LLC Warrant and Vernor Investment Warrant as disclosed in
Schedule 5.4 hereto, In addition, ELSI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, except as disclo5cd in Schedule 5.4 hereto,

     5.5 Financial Statements. The Stockholders have delivered to SSI copies of unaudited financial and must prepare within sixty (90) days from the Closing Date audited financial statements. The ELSI financial statements will be prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the period indicated. The ELSI financial statements will present fairly the financial condition of ELSI as of the date indicated thereon, and such Statements of Earnings, and Cash Flows and Retained Earnings will present fairly the results of its respective operations for the periods indicated thereon. All such financial statements are accurate and present fairly the financial position of Summit at their respective dates and the results of operations for tho months periods then ended, all in accordance with generally accepted United States accounting principles, subject in the ease of the quarterly financial statements, to normal recurring year end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the May 31, 1999 financial statements. The financial statements referred to in this section reflect the consistent application of accounting principles throughout the periods involved.

     5.6 Property The Stockholders have delivered to SSI an accurate list and summary description (Schedule 5.6) of each item of real and personal property owned by ELSI (hereinafter "ELSI Property") and warrants it owns such free and clear of all encumbrances, or if encumbered, warrants that the such encumbrances are limited to those designated thereon. As used herein, "Permitted Encumbrance means any of the following;

     1. Liens related to transactions in the ordinary course of the business of Elite and with respect to which Elite received the full benefits of the considerations given in exchange for such lien.
     2. Liens for taxes, assessments, and other governmental charges or levies if payment thereof shall not at the time be required to be made, or if same are being contested in good faith and by appropriate proceedings.
     3. Liens of vendors, carriers, warehousemen, mechanics, laborers, and material-men incurred in the ordinary course of business for sums not then due or being contested in good faith.
     4. Liens incurred or deposits made in the ordinary course of business in connection with wo0unen's compensation, unemployment insurance and other social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return of money bonds and other similar obligations ("elusive of obligations for the payment of money borrowed or the obtaining of advances of credit.)

     5.7 Material Contracts and Commitments. ELSI is not a party to, nor bound by, any material contracts, or commitments (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) other than as disclosed on Schedule 5.7 hereto.

     5.8 Conformity with Law. ELSI is not in material default under any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over them which would have a material adverse effect on their businesses, taken as a whole; and there are no claims, actions, suits or proceedings, pending or threatened, against or affecting ELSI, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. ELSI has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth inapplicable federal, state and local statutes ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might materially and adversely affect the business. operations. affairs, prospects, properties, assets, profits or condition (financial or otherwise) of them, taken as a whole. ELSI has received no notice from any shareholder or former shareholder asserting that ELSI or any Affiliate ("Affiliate" as used herein is used with the same meaning as under Rule 405 promulgated under the 1933 Act) has violated or in any manner failed to comply with any law or regulation, including without limitation, federal or state securities laws and regulations.

     5.9 Taxes. ELSI has filed with the appropriate governmental authorities all tax and related returns required to be filed by it, and such returns accurately reflect the taxes payable. All federal, state local, county, franchise, sales, use, excise, property, and other taxes which are due and payable have been duly paid; and no reserves for unpaid taxes have been set up or am required on the basis of the facts and in accordance with generally accepted accounting principles, except as may be specified and set forth in the ELSI disclosure Schedule. There are no unpaid assessments or proposed assessments of federal income taxes pending against ELSI and there are no federal, state, or local tax audits pending or threatened. ELSI has never filed a consent under Section 341(f) of the Internal Revenue Code ELSI has timely filed all requisite federal and other tax returns for all fiscal periods ended; and there are no open years, examinations in progrc33 or claims against them for federal and other taxes (including penalties and Wtere3t) for any period.

     5.10 Absence of Changes. Since the date of the ELSI financial statements, there has not been:

          (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of ELSI;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of ELSI;

          (c) any change in the authorized capital of ELSI or in their respective securities outstanding or any change in their respective ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (d) any declaration of payment of any dividend of distribution in respect of the capital stock or any director indirect redemption, purchase or other acquisition of any of the capital stock of ELSI,- (e) any transaction by ELSI outside the ordinary course of their respective businesses.

     5.11 Deposit Accounts: Power of Attorney. The Stockholders have delivered to SSI an accurate schedule as of the date of the Agreement, of:

          (a) the names of all banks and other financial institution in which are depositories of the funds of ELSI, the accounts established at such depositories, the names of all persons authorized to draw or sign checks or drafts upon the accounts established in such depositories, the name of any depositories or other organization in which ELSI has a safe deposit box and the names of the persons having access thereto.

          (b) All insurance coverage's, with policy description, and coverage period the names in which the accounts are covered

          (c) A list of each officer and employee of ELSI presently receiving remuneration (including salary, commission, bonuses, and any other form of compensations if any) and the rate of remuneration and position for each person named. ELSI has no obligation to pay to any person listed any remuneration in excess of that shown.

ELSI has also set forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from ELSI and a description of the terms of such power.

     5.12 Environmental Matters. ELSI has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action.

     5.13 Validity of Obligations. The execution and delivery of this Agreement by ELSI and the performance of the transactions contemplated herein have been duty and validly authorized by the Board of Directors of ELSI, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Stockholders and ELSI.

     5.14 Relations with Government. ELSI has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause) ELSI to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

     5.15 Disclosure. This Agreement and all other documents and information furnished to SSI and its representatives pursuant hereto and listed on Schedule 5.15, to the knowledge of ELSI or the Stockholders, do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If ELSI or the Stockholders become aware of any fact or circumstances which would change a representation or warranty of ELSI or the Stockholders in this Agreement or any representation made on behalf of ELSI, ELSI and the Stockholders shall immediately give notice of such fact or circumstance to SSI. However, such notification shall not relieve either ELSI or the Stockholders of their respective obligations under this Agreement, and at the sole option of SSI, the truth gad accuracy of any and all warranties and representations of ELSI, or on behalf of ELSI and of the Stockholders tit the date of this Agreement and at the closing, shall be a precondition to the consummation of this transaction.

     5.16 Employee Benefit Plans. ELSI does not maintain or otherwise have any liability (whether direct or indirect, actual or contingent) in respect of any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement income Security Act of 1974, as amended "ERISA") or under any "employee welfare benefit plan" (as such term is defined in Section 3(l) of ERISA)

     5.17 No Subsidiaries. ELSI has no subsidiaries, and has made no advances to or investments in, directly or indirectly, any other business, entity, enterprise, or organization, nor has it ever had any subsidiaries or made such investments, except as specifically disclosed on Schedule 5.15, there are no related entities controlled by ELSI.

6.  REPRESENTATIONS AND WARRANTIES OF SSI AND SSI STOCKHOLDERS.

     SSI represents and warrants that all of the following representations and warranties be true at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing for a period of four (4) years from the Closing Date (which date is hereinafter called the "Expiration Date"), unless otherwise modified by documents furnished to ELSI in accordance with paragraph 14.10 of this document.

     6.1 Due Organization. SSI is duly organized, validly existing and in good standing under the laws of the State of Idaho, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of SSI taken as a whole. Copies of the Articles of Incorporation, bylaws, stock records and minute books of SSI as heretofore made available to ELSI, are complete and correct.

     6.2 Authorization. SSI has full legal right, power and authority to enter into this Agreement and the exchange of the SSI Exchange Shares for the ELSI Exchange Shares, pursuant to the provisions of Us Agreement will transfer valid title in the SSI Exchange Shares to the Stockholders, free and clear of all liens, encumbrances and claim of every kind.

     6.3 Capital Stock of SSI. The authorized capital stock of SSI consists of 20,000,000 shares of voting common stock, $0.01 par value, of which 6X8,784 shares are issued and outstanding as of the Closing Date. Upon the Reverse Split Effective Date approximately 1,044,000 common shares will be issued and outstanding. SSI also has authorized class of Preferred Stock consisting of 10,000,000 shares of $0.01 par value of which none is issued and outstanding. The SSI Exchange Shares to be delivered to the Stockholders on or after the Reverse Split Effective Date will constitute valid and legally issued shares of SSI fully paid and non-assessable, and with the exception of restrictions upon resale. will be legally equivalent in all respects to the SSI Stock issued and outstanding as of the date hereof.

     6.4 Transactions in Capital Stock. No option, warrant, call, conversion right or commitment of any kind exists which obligates SSI to issue any of their authorized but unissued capital stock.

     6.5 Financial Statements. SSI has or will have delivered prior to the Reverse Split Effective Date to ELSI and Stockholder copies of the following financial statements (the SSI Financial Statements"):

     SSI's unaudited financial statement as of August 31, 1999
     (hereinafter referred to as the "SSI Financial Statements") and Statements of Earnings, Cash Flows and Retained Earnings for the period ended May 31, 1999.

The SSI Financial Statements have been prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the periods indicated (except as noted). The SSI Financial Statements present fairly the financial condition of SSI as of the date indicated thereon, unless disclosed in Schedule 6.5 attached hereto, and such Statements of Earnings, and Cash Flows and Retained Earnings present fairly the results of its respective operations for the periods indicated thereon.

     6.6 Property. SSI owns no property.

          As used herein, "Permitted Encumbrances" means any of the following:
     1. Liens related to transactions in the ordinary course of the business of Elite and with respect to which Elite received the full benefits of the considerations given in exchange for such lien.
     2. Liens for taxes, assessments, and other governmental charges or levies if payment thereof shall not at the time be. required to be made, or if same are being contested in good faith and by appropriate proceedings.
     3. Liens of vendors, carriers, warehousemen, mechanics, laborers, and material-men incurred in the ordinary course of business for sums not then due or being contested in good faith.
     4. Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security, or to secure the performance Of tenders, statutory obligations, surety and appeal bonds, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of money borrowed or the obtaining of advances of credit.)

     6.7 Liabilities. SSI has no liabilities or obligations (direct or indirect, absolute or contingent, matured or unmatured, asserted or unasserted) of whatever nature, whether arising out of contract, tort, statute, or otherwise other than those reflected on or reserved against on the August 31, 1999 Balance Sheet and those incurred since August 31, 1999, incurred only in the ordinary course of business (excluding from the meaning of "Ordinary course of business" for purposes of this agreement any tort liability or any liability arising out of a violation of law or breach of a contractual or other obligation) and recorded on the books of Summit other then those listed its financial statements referenced in Section 6.5 above. Books & Records, The books and records of Summit Silver, Inc. set forth in all respects the transactions of Summit Silver, Inc. to which Summit Silver, Inc. is a party or by which it or if properties are bound and such books and records have been properly kept and maintained in accordance with generally accepted accounting principles applied on a consistent basis, where applicable, and otherwise in accordance with prudent business practices.

     6.8 Conformity with Law. SSI is not in material default under any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over them which would have a material adverse effect on their businesses, taken as a whole; and except to the extent set forth in Schedule 6.8, there are no claims, actions, suits or proceedings, pending or threatened, against or affecting SSI or the SSI Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received, nor is SSI aware of any grounds for such claims, actions, suits or proceedings, to materialize. SSI is not aware of any disgruntled shareholders or any circumstances that would give rise to a shareholder or shareholder class action lawsuit. SSI and the SSI Subsidiaries have conducted and are conducting their businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of them, taken as a whole. ELSI has received no notice from any shareholder or former shareholder asserting that ELSI or any Affiliate ("Affiliate" as used herein is used with the same meaning as under Rule 405 promulgated under the 1933 Act) has violated or in any manner failed to comply with any law or regulation, including without limitation, federal or state securities laws and regulations

     6.9 Taxes. SSI has filed with the appropriate governmental authorities all tax and related returns required to be filed by it, and such returns accurately reflect the taxes payable. All federal, state local, county, franchise, sales, use, excise, property, and other taxes which are due and payable have been duly paid; and no reserves for unpaid taxes have been set up or are required on the basis of the facts and in acceptance with generally accepted accounting principles, except as may be specified and set forth in the SSI disclosure Schedule. There are no unpaid assessments or proposed assessments of federal income taxes pending against SSI and there are no federal, state, or local tax audits pending or threatened. SSI has never filed consent under Section 341 (f) of the Internal Revenue Code. SSI has timely filed all requisite federal and other tax returns for all fiscal periods, there are no open years, examinations in progress or claims against them for federal and other taxes (including penalties and interest) for any period or periods and no notice of any claim, whether pending or threatened, for taxes has been received.

     6.10 Absence of Charges Since the date of the SSI financial statements, there has not been:

          (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of SSI;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of SSI;

          (c) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of SSI;

     6.11 Deposit Accounts: Powers of Attorney. SSI has delivered to the Stockholders an accurate schedule as of the date of the Agreement, of:

          (a) The names of all banks and other financial institution in which are depositories of the funds of ELSI, the accounts established at such depositories, the names of all persons authorized to draw or sign checks or drafts upon the accounts established in such depositories, the name of any depositories or other organization in which ELSI has a safe deposit box and the names of the persons having access thereto.

          (b) All insurance coverage's, with policy description, and coverage period the names in which the accounts are covered

          (c) A list of each officer and employee of ELSI presently receiving remuneration (including salary, commission, bonuses, and any other form of compensations if any) and the rate of remuneration and position for each person named. ELSI has no obligation to pay to any person listed any remuneration In excess of that shown.

SSI has delivered the name of each person, corporation, firm or other entity holding a general or special power of attorney from SSI and a description of the terms of such power.

     6.12 Environmental Matters & Laws. All real property presently or formerly owned or leased by Summit Silver. Inc. ("Company Property") and the operations conducted thereon do not violate any order or requirement of any court of the United States, the state, county, city, and political subdivision in which Summit Property is located or which exercises jurisdiction over any such Company Property or any agency. department. commission, board, bureau or instrumentality which exercises jurisdiction over any such Company Property Governmental Authority") or any Environmental Laws (as hereinafter defined) and there are no conditions existing on or resulting from operations conducted on Summit Property that may give rise to any on-site or off-site remedial obligations under any Environmental Laws. Summit Property and the operations conducted by any prior owner or operator of Summit Property, are not subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by or before any court or Governmental Authority. All hazardous substances or solid waste generated at Summit Property and shipped for disposal has been transported, treated, stored, and disposed of only by persons and entities authorized to do so under applicable Environmental Laws and only at treatment storage, and disposal facilities maintaining authorizations under applicable Environmental Laws, which persons, entities, and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or, to the knowledge of Sellers, threatened action, investigations, or inquiry by any Governmental Authority in connection with any Environmental Laws with respect to the transportation, treatment storage and disposal of hazardous substances or solid waste. No hazardous substances or solid wa5tv has been dispo3ed of or otherwise released on Summit property except in compliance with Environmental Laws, and there are no leaking above ground or below ground storage tanks or containers on Summit Property

For purposes hereof, "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to healthy or the environment in effect in any and all jurisdictions in which Summit Property is located, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, compensation, and Liability Act of 1980 ("CERCLA") as amended, the, Federal Water Pollution Control Act, as amended, the occupational Safety and Health Act of 1970, as amended, The Resource Conservation and Recovery Act of 1976 ("RCRA") as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental, conservation or protection laws, The terms "hazardous substance" and "releaser (or threatened release") have the meanings specified in CERCLA, and the terms solid waste and disposal" (or "disposed") have the meanings specified in RCRA; provided, however that (1) to the extent that laws of the state in which Summit property is located established a meaning for "hazardous substance", "release", "solid waste', or "disposal" shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid Wastes Pursuant to a CERCLA or RCRA or the state analogues to those statutes. SSI has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action. SSI now owns or controls no mining properties. SSI has provided ELSI an environmental assessment produced by GeoEngineers, Inc, evaluating the Kimberly Mine property which was formerly controlled by SSL Such report is made a part herein as Schedule 6.12. Other than the evaluation contained therein, SSI is unaware of any other environmental conditions on any other mining properties it owned or controlled which would require further environmental assessments being conducted.

     6.13 Validity of Obligations. The execution and delivery of this Agreement by the SSI and the performance of the transactions contemplated herein have been duly and validly authorized by the )Board of Directors of SSI, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the SSI.

     6.14 Relations with Government. SSI has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause SSI to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect,

     6.15 Disclosure. This Agreement and all other documents and information furnished to the Stockholders and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If SSI becomes aware of any fact or circumstance which would change a representation or warranty of SSI in this Agreement or any representation made on behalf of SSI, SSI shall immediately give notice of such fact or circumstance to die Stockholders. However, such notification shall not relieve SSI of its obligations under this Agreement, and at the sole option of the Stockholders, the truth and accuracy of any and all warranties and representations of SSI at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

     6.16 Employee Benefit Plans. SSI does not maintain or otherwise have any liability (whether direct or indirect, actual or contingent) in respect of any "employee pension benefit plan" (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or under any "employee welfare benefit plan" [as such term is defined in Section 3(l) of ERISA).

     6.17 Affiliations and Subsidiaries. SSI does not presently own, of record or beneficially, or control, directly or indirectly, the capital stock securities convertible into capital stock of any other equity interest in any corporation, association or business entity. SSI is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity. Further, SSI does not own any subsidiary corporations.

     6.18 Predecessor Status, Etc. SSI has not owned any predecessor companies SS) has never been a subsidiary or division of another corporation nor been a part of an acquisition which was later rescinded, other than as disclosed in Schedule 6.18 hereto.

     6.19 Guaranties. There are no contracts or commitments by Summit guaranteeing the payment or performance by others or whereby Summit is, or will be, in any way liable with respect to the obligations of any other person, firm, corporations, limited liability company, partnership or other entity. Summit is not obligated as surety or indemnitor under any surety or similar bond or other contract or agreement.

     6.20 Related Party Transactions: Summit is not a party to any transactions with an officer, director, employee or shareholder or their respective Affiliates.

     6.21 No Claims. No shareholder, officer, director, or employee of Summit or any of their respective Affiliates has any claims of any nature against Summit, including without limitation any claim for compensation for services or use of property. Summit is not aware of any state of facts that would operate to prevent Summit from carrying on its business in the manner in which it is being carried on or which would render Summit subject to any liabilities or adversely affect any of its assets.

     6.22 Improper Payments. Neither Summit or any Affiliate, officer, or employee thereof has paid or caused to be paid, directly or indirectly. in connection with the business of Summit any bribe, kickback, or other similar payment to any domestic or foreign government or agency thereof or any contribution to any political party or candidate (other than from personal funds of officers or employees not reimbursed by Summit.

     6.23 Confidentiality. Each party agrees with respect to all technical, commercial, and other information that is furnished or disclosed by the other party, including, but not limited to, information regarding each party's organization, personnel, business activities, customers, subscribers, policies, assets, finances, costs, sales, revenues, technology, riots, obligations, liabilities and strategies ("the Corporate Information"), that, unless and until the transactions contemplated hereby shall have been consummated:

     a) such Corporate Information is confidential and or proprietary to the. furnishing/disclosing party and entitled to and shall receive treatment as such by the receiving party;
     b) the receiving party will hold in confidence and not disclose or use (except in respect of the transactions contemplated hereby) any such Corporate Information, treating such Corporate Information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; provided, however, that the receiving parry shall not have any restrictive obligations with respect to any Corporate information within the following categories:
          (1) is contained in a printed publication available to the general public without breach hereof by the receiving party.
          (2) Is or becomes publicly known through no wrongful act or omission of the receiving party;
          (3) Is known by the receiving party without any proprietary restrictions by the furnishing disclosing party at the time of receipt of such Corporate Information; or
          (4) Disclosure is compelled by or court or other governmental body
          (5) All such Corporate information furnished to a party by another, unless otherwise this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon written request for such return by it (except for documents submitted to a governmental agency with the consent of the furnishing/disclosing party or upon subpoena and that cannot be retrieved with reasonable effort), and each party shall confirm in writing to the other compliance with any such request.

COVENANTS PRIOR TO CLOSING

     7.1 Access and Cooperation: ELSI. ELSI will afford to the officers and authorized representatives of SSI access to all of ELSI's properties, books and records and will furnish SSI with such additional financial and operating data and other information as to the business and properties of ELSI as SSI may from time to time reasonably request. ELSI will cooperate with SSI, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. SSI will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 12 hereof.

     7.2 Access and Cooperation: SSI. SSI will afford to the officers and authorized representatives of ELSI access to all of SSIs properties, books and records and will furnish ELSI with such additional financial and operating data and other information as to the business and properties of SSI as ELSI may from time to time reasonably request. SSI and stockholders will cooperate with ELSI, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency, ELSI will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 12 hereof.

     7.3 Conduct of Business 5. UPON CLOSING OF ACQUISITION
Stockholders shall cause ELSI to:

          (a) carry on its business in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting;

          (b) maintain their respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) perform all of their respective material obligations under agreements relating to or affecting their respective assets, properties or rights;

          (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (e) use their beat efforts to maintain and preserve their business organization intact retain their present employees and maintain their respective relationships with suppliers, customers and others having business relations with ELSI or SSI, as the case may be;

          (f) maintain compliance with all permits, laws, rules and regulations, consent orders, etc.;

          (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of all parties hereto; and

          (h) maintain present salaries and commission levels for all officers, directors, employees and agents

8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS.

     The obligations of the Stockholders hereunder are subject to the following conditions.

     8.1 Representations and Warranties; Performance of Obligations. The representations and warranties of SSI contained in Section 7 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time; and all of the terms, covenants and conditions of this Agreement to be complied with and performed by SSI an or before the Closing Date shall have been duty complied with and performed.

     8.2 No Litigation No claim, suit, action, or other proceeding will be pending or, to the knowledge of any party hereto, threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with this agreement or the consummation of the transactions contemplated hereby and, to the knowledge of any party hereto, no investigation or inquiry will have been made or commenced by any governmental agency in connection with this agreement or transaction.

     8.1 No Material Adverse Change No material adverse change in the results of operations, financial condition or business of SSI and shall have occurred, and SSI shall not have suffered any material loss or damages to any of its properties or asset whether or not covered by insurance, since the SSI Financial statements, which change, loss or damage materially affects or impairs the ability of SSI to conduct its business.

     8.4 Counsel Approval All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by, Christian, Samson & Jones, P.C., counsel to the Stockholders. The consents of any third parties whose consent may be required for the consummation of the transactions contemplated hereby shall have been obtained.

     8.5 Opinion of Counsel. The Stockholders shall have received an opinion from Conrad C. Lysiak, counsel to SSI, dated the Closing Date. in form and substance satisfactory to the Stockholders, to the effect that:

          (a) SSI has been duly organized and is validly existing in good standing under the laws of the State of Idaho;

          (b) this Agreement has been duly authorized, executed and delivered red by SSI and constitutes a valid and binding agreement of SSI enforceable in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors except as the same may be subject to the effect of general principles of equity and that no opinion need be expressed as to the enforceability of indemnification provisions Included herein; and

          (c) the shams of SSI Stock to be received by the Stockholders on or after the Reverse Split Effective Date shall be duly authorized, fully paid and non-assessable.

     8.6 Elite shall have completed Elite's due diligence review of Company, its assets and its liabilities, and the result thereof shall be satisfactory to Elite in its sole discretion.

9.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SSI.

     The obligations of SSI hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions,

     9.1 Representations and Warranties; Performance of Obligations. Ile representations and warranties of the Stockholders and ELSI contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and 411 of the agreements of the Stockholders and ELSI shall have been performed.

     9.2 No Litigation No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by SSI of the ELSI Stock, and no governmental agency or body shall have taken any other action or made any request of SSI as a result of which the management of SSI deems it inadvisable to proceed with the transactions hereunder.

     9.3 No Material Adverse Change No material adverse change in the results of operations, financial condition or business of ELSI shall have occurred, and ELSI shall not have suffered any material loss or damages to my of its properties or assets, whether or not covered by insurance, since the ELSI Balance Sheet Date, which change, lose or damage materially affects or impairs the ability of ELSI to conduct its business; and SSI shall have received a certificate signed by the Stockholders dated the Closing Date to such effect.

     9.4 Counsel Approval. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by Conrad C. Lysiak, counsel to SSI

     9.5 Opinion of Counsel. SSI shall have received an opinion from Dayle C. Pugh, Attorney At Law, counsel to ELSI and the Stockholders, dated the Closing Date, in form and substance satisfactory to SSI, to the effect that:

          (a) ELSI has been duly organized and is validly existing in good standing under the laws of the state of Texas;

          (b) this Agreement has been duly authorized, executed and delivered by the Stockholders and constitutes a valid and binding agreement of the Stockholders enforceable in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors except as the same may be subject to the effect of general principles of equity and that no opinion need be expressed as to tile enforceability of indemnification provisions included herein: and

          (c) the shares of ELSI Stock to be received by SSI on or about the Closing Date shall be duly authorized, fully paid and non-assessable.

10.  INDEMNIFICATION.

     10.1 Indemnification by the Stockholders. The Stockholders covenants and agrees that it will indemnify, defend, protect and hold harmless SSI and ELSI at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by SSI in excess of Ten Thousand Dollars ($10,000) In the aggregate as a result of or incident to any material breach of the representations and warranties set forth in Section 5 of this Agreement or Certificates attached pursuant thereto and any misrepresentations or nonfulfillment of any agreement on the part of the Stockholders under this Agreement.

     10.2 Indemnification by SSI. SSI covenants and agrees that it will indemnify and hold harmless the Stockholders at all times from and after the date of this Agreement until the Expiration Date from and against all claim, damages actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by ELSI in excess of Too Thousand Dollars ($10,000) in the aggregate as a result of or incident to any material breach of the representations and warranties set forth in Section 6 of this Agreement or on the schedules or certificates attached pursuant thereto and any misrepresentations or non-fulfillment of any agreement on the part of SSI under this Agreement. in addition, other indemnification agreements relating to the Kimberly Mine property are contained in Schedule 10.2, and made a part of this section.

     10.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the Commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Sections 10.1 1 or 10.2, hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding, Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof, The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. if the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or Information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control, Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the indemnifying Party from representing Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like.

After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld,

     10.4 Method of Payment All claims paid to the Indemnified Party pursuant to this indemnity shall be paid in cash.

11.  TERMINATION OF AGREEMENT.

     No party shall be permitted to terminate hereunder if such parry is in violation of this Agreement. To all other circumstances, whether or not shareholder approval has been received, this Agreement may he terminated at any time prior to the Closing date as follows:

          a) By mutual consent of the Board of Directors of SSI or ELSI; or
          b) By either party, if any of the following circumstances occur:
          1) Any representation or warranty of or by the other party contained herein shall have been incorrect of breached in any material respect, its to which notice shall have been given to such party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Closing Date.
          2) Except as provided in (5) below any condition to the consummation of the transactions contemplated hereby that must be fulfilled to its satisfaction has, in the good faith judgement of its Board of Directors, become impractical to be fulfilled.
          3) Any permanent injunction or other order of a court or other competent authority preventing the consummations of the transactions contemplated hereby shall have become final and not subject to appeal as against the other party.

          4) All of the transactions contemplated hereby have net become effective by January 1, 1999.
          5) If any of the conditions in Section 6 are not fulfilled as determined in the sole discretion of Elite Board of Directors, Elite may terminate this Agreement.

     SSI or the Stockholders may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur,

12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

     12.1 Confidentiality Each party agrees with respect to all technical, commercial, and other information that is furnished or disclosed by the other party, including, but not limited to, information regarding such party's organization, personnel, business activities, customers, subscribers, policies, assets, finances, costs, sales, revenues, technology, riots, obligations, liabilities and strategies ("the Corporate Information"), that, unless and until the transactions contemplated hereby shall have been consummated:

          a) such Corporate Information is confidential and or proprietary to the furnishing/disclosing party and entitled to and shall receive treatment as such by the receiving party;

          b) the receiving party will hold in confidence and not disclose or use (except in respect of the transactions contemplated hereby) any such Corporate information, treating such Corporate Information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; provided, however, that the receiving party shall not have any restrictive obligations with respect to any Corporate information within the following categories:

               1) is contained in a printed publication available to the general public without breach hereof by the receiving party;
               2) is or becomes publicly known through no wrongful act or omission of the receiving party;
               3) is known by the receiving party without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such Corporate Information; or
               4) disclosure is compelled by or court or other governmental body;
               5) all such Corporate information furnished to a party by another, unless otherwise this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon written request for such return by it (except for documents submitted to a governmental agency with the consent of the furnishing/disclosing party or upon subpoena and that cannot be retrieved with reasonable effort), and each party shall confirm in writing to the other compliance with any such request.

SSI recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of ELSI. such as lists of operations of ELSI and ELSI's respective businesses. SSI agrees that it will not disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without the Stockholder's prior written consent. In the event of a breach or threatened breach by SSI of the provisions of this Section, the Stockholders shall be entitled to an injunction restraining SSI from disclosing, in whole or in part, such confidential information, Nothing contained herein shall be construed as prohibiting the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

13.  FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON SSI STOCK.

     13.1 Status of Stockholders. Stockholders hereby represents and warrants to, and covenants with SSI regarding as follows:

          (a) The undersigned Subscriber understands that the Company's Shares of Common Stock have not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency; or any foreign securities agency;

          (b) The undersigned Subscriber is not an underwriter and would be acquiring the Company's shares of Common Stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

          (c) The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the shares of Common Stock would be suitable and consistent with his or her investment program; that his or her financial position enable him or her to bear the risks of this investment; and, that there is no public market for the shares of Common Stock subscribed for herein;

          (d) The shares of Common Stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering hypothecating, giving, and any form of conveying, whether voluntary or not, and may not be resold for a period of one (1) year from the date of issuance;

          (e) To the extent that any federal, and/or state securities laws shall require, the Subscriber hereby agrees that any shares of Common Stock acquired pursuant to this Agreement shall be without preference as to assets;

          (f) The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any shares of Common Stock of the Company or to cause or permit such shares of Common Stock to be transferred in the absence of any such registration or exemption;

          (g) The Subscriber has had the opportunity to ask questions of the Company and has received additional information from the Company to the extent that the Company possessed such Information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Subscriber has been given:

               (1) All material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; and, (1) an opportunity to question the appropriate executive officers of the Company.

          (h) The Subscriber has satisfied the suitability standards imposed by his or her applicable state laws and has a preexisting personal and business relationship with the Company;

          (i) The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares of Common Stock in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for an indefinite period of time);

          (j) The Subscriber has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Subscriber is capable of reading and interpreting financial statements; and/or

          (k) The Subscriber acknowledges that if he/she/it is a resident of the State of Florida, he/she/it has the privilege of declaring this transaction null and void provide the Subscriber communicates such intention to the Company in writing within three
     (3) days of the of the tender of his/her/its consideration,

     13.2 Status of SSI SSI has never been required to make any filings of any type with the Securities and Exchange Commission or any state securities agency except for Form D and similar state forms claiming exemptions from registrations, all of which were timely filed. SSI has provided Elite with true, correct, and complete copies of each such filings.

14.  GENERAL.

     14.1 Cooperation. The Stockholders and SSI shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Stockholders will cooperate and use its best efforts to have the present officers, directors and employees of ELSI cooperate with SSI on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     14.2 Board of Directors After Closing. Immediately after the
Closing, the existing Board of Directors of SSI shall nominate to the Board of Directors of SSI the following individuals and Mr. Howard Crosby shall resign from the SSI board:

               Joseph D. Smith
               Russell Naisbitt
               Diana Smith
               Hanh Nguyen
               Thien Nguyen
               Richard L, Hansen

     14.3 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successor of SSI and the Stockholders.

     14.4 Agreement This Agreement (including the schedules and Exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Stockholders, ELSI, and SSI and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, ELSI, and SSI acting through their respective officers, duly authorized by their respective Boards of Directors.

     14.5 Counterparts This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     14.6 Brokers and Agents Each party represents and warrants that it employed no broker, finder or agent in connection with this transaction and agrees to indemnify the other against all loss, cost damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party

     14.7 Expenses Each parry will be responsible for their own expenses in connection with this Agreement

     14.8 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, overnight courier addressed to the party to be notified, postage prepaid, or by delivering the same in person to an officer or agent of such party.

          (a)  If to SSI, addressed to it at:

               John Ryan
               Elite Logistics, iNC.
               1010 Ironwood Drive
               Suite 105
               Coeur d'Alene, Idaho 83814

          (b)  If to the Stockholders, addressed to it at:

               Joseph Smith
               Elite Logistics Services, Inc.
               1201 North Avenue H
               Freeport Texas 77541-1938

          (c)  If to ELSI, addressed to it at:

               Joseph Smith
               Elite Logistics Services, Inc.
               1201 North Avenue H
               Freeport, Texas 77541-1938

     14.9 Governing Law. This Agreement shall be construed in accordance with the laws of the state of Idaho and any action brought hereunder shall be exclusively in the state or federal courts of the state of Idaho.

     14. 10 Survival of Representations and Warranties, The representations, warranties, indemnities, covenants and agreements of the parties made hereto contain in this Agreement and any related documents, shall survive for a period of four (4) years after the closing date. At the end of the survival period of the representations and warranties herein, each party shall, without further actions, be deemed to have fully released the other party from any and all responsibility with respect to a breach of such representations and warranties (including any obligation under the indemnification provisions contained in Section 4.02 unless during such survival period a party shall have given the other party notice of the nature and reasonable particulars under the then existing circumstances of any claimed breach. The obligations, covenants, and Agreements of each party hereto contained In this Agreement and any related documents shall survive the Closing. The representation, warranties, obligations, covenants, indemnities and agreements shall not be affected by, and shall remain in full force and effect notwithstanding, any Investigations at any time made by or on behalf of either party or any information which either party may have with respect thereto.

          14.11.1 Exercise of Rights and Remedies. Each party hereto acknowledges that the remedy at law for any breach by a party of its obligations under this Section is inadequate and that the other parties shall be entitled to equitable remedies, including injunctive relief, in the event of breach by any other party.

          14.11.2 Each party hereto shall jointly and severally indemnify and hold the other party harmless from and against and promptly reimburse such other party for, any and all loss, expense, damage, deficiency, liability or obligation. including investigative and settlement cost, and attorney's fees, arising out of or in connection with any breach of representation or warranty contained herein or in any certificate delivered pursuant hereto, regardless of whether any such other party relied upon the truth of such representation or warranty or had any knowledge of any breach thereof.

          14.11.3 Upon receipt by a party ("Claimant") of notice of any situation, event or occurrence that might give rise to a claim for indemnification of or against the other party pursuant to this
     Section 14.10.2, Claimant shall give prompt written notice thereof to the other party, indicating the nature of such indemnification. Failure to give any notice provided under this Section shall in no way be deemed a forfeiture of any rights of Claimant to be indemnified hereunder. A claim for indemnity may, at the option of the Claimant, be asserted as soon as any situation, event or occurrence has been noticed by Claimant, regardless of whether actual harm has been suffered or out of pocket expenses incurred

     14.12 Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other parry under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     14.13 Time. Time is of the essence of this Agreement.

     14.14 Reformation and Severability, In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid. legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 17th day of November, 1999.

                                   SSI:

ATTEST:                            ELITE LOGISTICS, INC.

                                   /s/ John P. Ryan
/s/ illegible                      BY:  John P. Ryan
                                        Title: President

                                   ELSI:

ATTEST:                            ELITE LOGISTICS SERVICES, INC.

                                   /s/ Joseph D. Smith
/s/ Kevin D. Stulp                 BY: Joseph D. Smith
                                        Title: President

      Addendum to that certain agreement titled "Acquisition
    Agreement" between Elite Logistics Services, Inc., and Elite
            Logistics, Inc. signed on November 17, 1999.

     The following changes to the subject agreement are hereby adopted by the parties and incorporated into and made part of the subject agreement:

     First, the introductory paragraph is hereby amended to read as follows:

     "THIS ACQUISTION AGREEMENT (the "Agreement') is made as of this 17", day of November, 1999, (the "Closing Date") by and among Elite Logistics, Inc. (formerly "Summit Silver, Inc. "), an Idaho corporation (hereinafter referred to as "SSI") and Elite Logistics Services, Inc., a Texas corporation (hereinafter referred to as "ELSI"):

     Second, in any sections of the agreement referring to liabilities of or representations of ELSI stockholders, or in sections requiring indemnification of one or more parties by the ELSI stockholders, the parties hereby agree that the minor shareholders listed below are hereby exempt from and are not to be bound by such representations, warranties, indemnification provisions, or other obligations (other than their obligation under Section 3 and Section 10.1 of the agreement to make good deliver of unencumbered shares of ELSI if they choose to exchange such shares) and such minor shareholders are not subject to any future liability or already accrued liability which may result or have already resulted by the execution of said agreement;

     Minor Shareholder                  # Shares Held
     Kokopelli Developments, L.L.C.     80,000
     Vernor Investments, L.P.           80,000
     Thomas Dunn                        40,000
     Ralf Caly                          40,000
     Stephen A. Koinis                  40,000
     Steven G. Eifert                   40,000
     Arrow Manufacturing, Inc.          40,000

     Third, the Section 8.4 is changed to read as follows:

Counsel Approval All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by Dayle C. Pugh, counsel to ELSI. The consents of any third parties whose consent may be required for the consummation of the transactions contemplated hereby shall have been obtained

     Fourth, add to Section 13 the following definitions which are hereby adopted and to be applied throughout Section 13, Company or
Company's: refers to and is the party Elite Logistics, Inc. an Idaho
Corporation,

     Subscriber: refers to and is each and every stockholder listed herein in Section L I ofthis agreement who exchanges subject ELSI shares for the shares of Elite Logistics, Inc. ( "SSI")

     Fifth, and there are no other changes, additions, or deletions at this time.

     IN WITNESS WHEREOF, the parties hereto have adopted and executed this Addendum to the Acquisition Agreement as of the 2nd day of December, 1999,

                                   SSI:

ATTEST:                            ELITE LOGISTICS, INC.

                                   BY:  /s/ John P. Ryan
/s/ Howard Crosby                       John P. Ryan,
                                        Title: President

                                   ELSI:

ATTEST:                            ELITE LOGISTICS SERVICES INC.

                                   BY:  /s/ Joseph D. Smith
/s/ illegible                           Joseph D. Smith
                                        Title: President